*090203*

**ROSS MILLER**
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| | |
|---|---|
| Filed in the office of | Document Number 20140589412-56 |
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 08/15/2014 12:20 PM |
| | Entity Number C18882-2000 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GlobalWise Investments, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I shall be amended and restated in its entirety with the following:

The name of the corporation ("Corporation") is "Intellinetics, Inc."

Article II shall be amended by adding the following to the end of such Article:

Effective as of 5:00 p.m., Nevada time, on the date the Amendment to these Articles of Incorporation amending this Article II is filed with the Secretary of State of the State of Nevada ("Reverse Split Effective Date"), each seven issued and outstanding shares of Common . . . (continued on Exhibit A, attached hereto)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 61%

4. Effective date and time of filing: (optional) Date: 09/01/2014 Time: 12:01 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**GlobalWise Investments, Inc.**

**Certificate of Amendment**
**(PURSUANT TO NRS 78.385 AND 78.390)**

**<u>Exhibit A</u>**

Article II shall be amended by adding the following to the end of such Article:

Effective as of 5:00 p.m., Nevada time, on the date the Amendment to these Articles of Incorporation amending this Article II is filed with the Secretary of State of the State of Nevada ("Reverse Split Effective Date"), each seven issued and outstanding shares of Common Stock, par value $.001 per share, of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of Common Stock, par value $.001 per share, of the corporation ("Post-Split Common Stock") to give effect to a one-for-seven reverse stock split ("Reverse Split"). From and after the Reverse Split Effective Date, each certificate representing shares of Pre-Split Common Stock shall be deemed to represent for all purposes the number of shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock were converted pursuant to the Reverse Split, plus the right to receive a cash payment in lieu of any fractional share as described below.

No fractional shares of Post-Split Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, each holder of record of shares of Pre-Split Common Stock who would otherwise have been entitled to receive a fractional share of Post-Split Common Stock pursuant to the Reverse Split shall, upon surrender of such holder's certificates representing shares of Pre-Split Common Stock, be entitled to receive a cash payment equal to the last sale price of the Common Stock as reported on the OTC:BB on the Reverse Split Effective Date, or, if there is no reported sale on such date, the average of the last reported high and low bid prices on such date, multiplied by the fractional share, and such amount shall in no event accrue any interest. From and after the Reverse Split Effective Date, all fractional shares shall be canceled and represent only the right to receive the cash payment described in this paragraph.